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                                 SCHEDULE 13D

                                   EXHIBIT 1

                       DIRECTORS AND EXECUTIVE OFFICERS
                           OF AGFA-GEVAERT AND AGFA

     The names, citizenship and principal occupation of the directors and executive officers of Agfa-Gevaert and Agfa are set forth below. The principal business address of the directors and executive officers of Agfa-Gevaert is located at Septestraat 27, B-2640 Mortsel, Belgium. The principal business address of the directors and executive officers of Agfa is located at 100 Challenger Road, Ridgefield Park, NJ 07660.

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                                       AGFA-GEVAERT N.V.


                                     Country of
Name                                 Citizenship               Principal Occupation
----                                 -----------               --------------------

Andre Leysen                           Belgium         Chairman.

Hermann J. Strenger                    Germany         Vice Chairman.

Ferdinand Chaffart                     Belgium         Director.

Klaus-Peter Muller                     Belgium         Director; Member of Board of Management of
                                                       Commerzbank AG, a financial services provider.

Andre Oosterlinck                      Belgium         Director; Rector of the University of Leuven,
                                                       a private university.

Ludo Verhoeven                         Belgium         Director; Chief Executive Officer and
                                                       President of Board of Management.

Werner Wenning                         Germany         Director; Chief Financial Officer and Member
                                                       of Board of Management of Bayer AG.

Andre Bergen                           Belgium         Director; Member of Board of Management;
                                                       Chief Financial Officer and Chief Administration
                                                       Officer.

Wout van der Kooij                 The Netherlands     Director; Member of Board of Management.

Karel Van Miert                        Belgium         Director; President of Nyenrode University, a
                                                       private business school.

Dietrich von Kyaw                      Germany         Director.

Marc Elsermanns                        Belgium         General Manager of Graphic Systems.
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                               AGFA CORPORATION


                                      Country of
Name                                 Citizenship                   Principal Occupation
----                                 -----------                   --------------------

Andre Bergen                           Belgium         Director. See also description above.

Heikki T. Koskimies                    Finland         Director; President and Chief Executive Officer.

Edgard G. Rottie                       Belgium         Director; Executive Vice President and Chief Financial
                                                       Officer.

Ludo Verhoeven                         Belgium         Director. See also description above.

Helge Wehmeier                         Germany         Director; President and Chief Executive Officer
                                                       of Bayer Corporation.

Robert S. Pryor                     United States      Senior Vice President and President of Medical Imaging.

Etienne J. Van Damme                   Belgium         Senior Vice President of Business Development and
                                                       Strategic Marketing.

Russell P. Spencer, Jr.             United States      Senior Vice President, Electronic Prepress.

Bing H. Liem                        United States      Senior Vice President and President of Consumer Imaging.

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